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                                  Exhibit 99.1

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                              TRANSIT GROUP, INC.

                               September 4, 2001

     1. Purpose of Audit Committee. The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to ensure the fairness and accuracy of the Company's financial statements and to ensure the existence of appropriate internal financial controls, and the independence of the independent public accountant's engaged to audit the Company's financial statements (the "external auditors"), and to render the reports required of the Audit Committee pursuant to Item 306 of Regulation S-K, and to allow the Company to make the disclosures required by Item 7(e)(3) of Schedule 14(A) and related Commission regulations.

     2. Qualifications of Audit Committee. The Audit Committee shall consist of not less than two nor more than five directors. Each member of the Audit Committee shall be generally familiar with the general requirements of financial reporting.

     3. Duties of the Audit Committee. Subject to the second sentence of Paragraph 10, the Audit Committee will perform the following duties in the manner and priority the Audit Committee determines, in its discretion, to be appropriate under the circumstances:

     (a) Review the Company's earnings statements with management and with the Company's external auditors prior to the release of such statements to the public;

     (b) Assure that the Company's interim financial statements are reviewed by the Company's external auditors, as required by Item 310(b) of Regulation S-K, prior to the filing of such interim financial statements with the Commission as part of the Company's report on Form 10-K;

     (c) Review and discuss the Company's audited financial statements with management;

     (d) Review and discuss the Company's audited financial statements with the Company's external auditors and shall review those matters required to be discussed by SAS-61, as modified or supplemented from time to time;

     (e) Receive the written disclosures and the letter from the Company's external auditors required by Independent Standards Board's Standard No. 1, as modified or supplemented, discuss with the external auditors their independence, and review all audit and other services performed by the external auditors for the Company to assure that such services do not compromise the external auditors' independence;

     (f) Review annually the scope of the external auditors' work, including any non-auditing or consulting services;
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     (g)  Review with the Company's external auditors all adjustments made to the Company's audited financial statements, including a reconciliation of any adjustments made in the audited financial statements from the Company's quarterly interim financial statements;

     (h) Review with management and the Company's external auditors any significant financial reporting issues or judgments called for in connection with the preparation of the Company's financial statements, including the adequacy and appropriateness of any reserves, policies relating to the recognition of revenue, the quality and appropriateness of the Company's accounting principles, and any other matters which, in its judgment, or the judgment of the Company's external auditors, could have a material impact on the Company's financial statements;

     (i) Meet with the Company's external auditors and with management to review and assess any material financial risk exposure to the Company and the steps management has or plans to take to monitor and control financial risk;

     (j) Review with the Company's external auditors and management the adequacy of the Company's internal financial controls and reporting systems;

     (k) Confer with the Company's external auditors about any matters described in Section 10A of the Securities and Exchange Act of 1934 that may have come to the attention of the external auditors;

     (l) Review any major changes to the Company's auditing and accounting policies and practices suggested by the Company's external auditors or by management. (In undertaking the duties specified herein, in communications with the Company's external auditors, the Audit Committee will, in accordance with SAS-6 1, communicate with the external auditors with respect to (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates, and the basis for the auditors conclusions regarding the reasonableness of those estimates; and (4) disagreements with management, if any, over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the Company's financial statements);

     (m) Recommend annually the selection and engagement of the Company's external auditors and review their fees and the proposed scope and plan of the annual audit;

     (n) Review the external auditors' management letter and consider any comments made by the external auditors with respect to improvements in the internal accounting controls of the Company, consider any corrective action recommended by the external auditors, and review any corrective action taken by management;

     (o) Review and devote attention to any areas in which management and the Company's external auditors disagree and determine the reasons for such disagreement;

     (p) Review the performance of the external auditors and, if appropriate, recommend that the Board replace any external auditor failing to perform satisfactorily;

     (q) Review the performance of the Company's Chief Financial Officer and Controller;

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     (r)  Review any difficulties any external auditor may have encountered with respect to performance of an audit, including, without limitation, any restrictions placed upon the scope of the audit on access to information, or any changes in the proposed scope of the audit;

     (s) Provide, as part of the Company's proxy filed pursuant to Regulation 14A or 14C, as applicable, the report required by Item 306 of Regulation S-K and cause a copy of that report to be included annually in the Company's proxy solicitation materials;

     (t) Periodically review the adequacy of this Charter and make recommendations to the Board with respect to any changes in this Charter.

     4. Access to Information. In order to perform its obligations, the Audit Committee shall have unrestricted access to all relevant internal and external Company information and to any officer, director or employee of the Company.

     5. Employee Access to Audit Committee. Any person employed by the Company and any of the Company's independent contractors will have access to the Audit Committee to report any matter which such person believes would be of interest to the Audit Committee or of general concern to the Audit Committee or the Board. Contacting a member of the Audit Committee to report any irregularity, questionable activity, or other matter will not subject the person making the report to discipline.

6.   Frequency of Meetings.

     (a) The Audit Committee will meet each quarter prior to the release of the Company's earnings statements to review the earnings release. In addition, the Audit Committee will convene if a meeting is noticed by its Chairman, any member of the Audit Committee, any member of the Board, the Chief Financial Officer, or the Chief Executive Officer.

     (b) The Audit Committee, at least once a year, will meet privately with the Company's external and internal auditors, and no representative of the Company's management shall attend such meetings.

     7. Access to Legal Counsel. The Audit Committee, at its request, shall have access to the Company's outside legal counsel, and, if requested, to its own independent legal counsel. The Company will pay for the cost of any such legal counsel.

     8.  Meeting Procedures.

     (a) Members of the Audit Committee shall endeavor to attend all meetings of the Audit Committee. The Audit Committee may meet telephonically or in person and may take action upon the written consent of all members. A majority of the Audit Committee will constitute a quorum for all purposes.

     (b) Written minutes will be maintained for each meeting of the Audit Committee.

     9. Other Duties. The Audit Committee will perform such other duties as the Board may assign to it.

     10. Limitation of Audit Committee Duties. The Audit Committee is not an investigative committee of the Board and shall have no investigative duties unless expressly

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assigned to the Audit Committee by the Board. The Audit Committee will exercise its business judgment in performing its duties under this Charter, including the duties outlined in Paragraph 3, and may emphasize and prioritize those duties and responsibilities set forth above which the Committee, in its discretion and judgment, believes are the most important, given the particular circumstances. It is not the duty of the Audit Committee to undertake the audit of the Company itself, to plan the audit, or to undertake any of the responsibilities of the Company's internal or external auditors. The Audit Committee is not required to follow the procedures required of auditors in performing reviews of interim financial statements or audited financial statements. In performing its functions, the Audit Committee may rely upon information provided to it by management, by the Company's internal and external auditors, or by legal counsel. If any claim is asserted against the Audit Committee, any of its members or the Company by a stockholder or any other person, nothing in this Charter shall be construed to limit or restrict any defense available to the Audit Committee, any of its members, or the Company.

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